EXHIBIT 23(B)
                                                                   -------------


                      Jenkens & Gilchrist Parker Chapin LLP


                                                               AUSTIN, TEXAS
                                                               (512) 499-3800
                       THE CHRYSLER BUILDING
                        405 LEXINGTON AVENUE                CHICAGO, ILLINOIS
                      NEW YORK, NEW YORK 10174                (312) 425-3900
                                                              DALLAS, TEXAS
                                                              (214) 855-4500
                           (212) 704-6000
                      FACSIMILE (212) 704-6288                HOUSTON, TEXAS
                                                              (713) 951-3300

                          www.jenkens.com                LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800

                                                            SAN ANTONIO, TEXAS
                                                              (210) 246-5000

                                                             WASHINGTON, D.C.
                                                              (202) 326-1500


                                  March 1, 2002


Ophthalmic Imaging Systems
221 Lathrop Way, Suite I
Sacramento, CA 95815

Ladies and Gentlemen:

      We have acted as counsel to Ophthalmic Imaging Systems, a California corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 1,500,000 shares of common stock, no par value of the Company (the "Shares"), to key employees (including officers and directors who are key employees) and to consultants and directors who are not employees of the Company, issuable upon the exercise of options that either have been, or from time to time may be, granted by the Company under its 2000 Stock Option Plan (the "Plan") and such additional indeterminate number of Shares of common stock as may be issued under the anti-dilution provisions of the Plan.

      In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors and shareholders adopting the Plan. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. We have not examined each option contract in respect of options granted under the Plan. We have, however examined the form of option contract which the Company has advised us is the form of option contract used by it under the Plan. We have also been informed by the Company that each option contract between the Company and the option holders under the Plan is substantially in the form of the option contract we examined. In all of our examinations, we have assumed the accuracy of all information furnished to us, the genuineness of all signatures, the authenticity of all documents submitted to


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Ophthalmic Imaging Systems
March 1, 2002
Page 2


us as originals and the conformity with the original documents of all documents submitted to us as photostatic copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

      Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

      Finally, we are counsel admitted to practice only in the state of New York and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the federal laws of the United States of America and the Corporations Code of the State of California.

      Based upon and subject to the foregoing, we are of the opinion that the Shares of the Company's common stock that may be issued pursuant to the exercise of options granted or to be granted under the Plan, when issued pursuant to the provisions of the Plans, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of a copy of this opinion as an exhibit to the Company's Registration Statement with respect to the Plan. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.

                                   Very truly yours,


                                   /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP
                                   JENKENS & GILCHRIST PARKER CHAPIN LLP